United States

Securities And Exchange Commission

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 20, 2007

EasyLink Services International Corporation

(Exact Name of Registrant as Specified in Its Charter)

(f/k/a Internet Commerce Corporation)

Delaware	000-24996	13-3645702
(State or Other Jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6025 The Corners Parkway, Suite 100

Norcross, Georgia  30092

(Address of Principal Executive Offices)

(Zip Code)

(678) 533-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

                As stated in its Current Report on Form 8-K filed on August 21, 2007, which is being amended by this Form 8-K/A, as of August 20, 2007, EasyLink Services International Corporation, formerly named Internet Commerce Corporation (the “Company”), entered into an Amendment (the “Amendment”) to the Securities Purchase Agreement dated as of May 3, 2007, between the Company and the purchasers identified on the signature pages thereto (the “Purchase Agreement”).  The Purchase Agreement was attached as Exhibit 2.3 to the Company’s Current Report on Form 8-K filed on May 9, 2007.  The Amendment was attached to the Company’s Current Report on Form 8-K filed on August 21, 2007, but was labeled as Exhibit 99.1 rather than as Exhibit 2.1.

                This Form 8-K/A is being filed to correctly label the Amendment as Exhibit 2.1 and to include as part of such exhibit Exhibits C, C-1 and C-2 to the Amendment, which were not included as part of Exhibit 99.1 to the Form 8-K filed on August 21, 2007.  This Form 8-K/A also makes certain non-material corrections to Exhibit 2.1 to the Amendment with respect to the allocations of the Series A Notes, Series B Notes and Additional Investment Rights among the purchasers thereof, but does not change the aggregate amounts or values of the Series A Notes, Series B Notes and Additional Investment Rights sold to all such purchasers as a group.

Item 9.01 Financial Statements and Exhibits.

          (d) Exhibits.

2.1	Amendment to the Securities Purchase Agreement, dated as of August 20, 2007, by and among Internet Commerce Corporation and the Purchasers identified on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EasyLink Services International Corporation

	By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

Dated: December 4, 2007